UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013 (May 17, 2013)

Trade Street Residential, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32365	13-4284187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19950 West Country Club Drive, Suite 800, Aventura, Florida 33180

(Address of Principal Executive Offices) (Zip Code)

(786) 248-5200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

The information discussed under Item 2.01 of this Current Report on Form 8-K regarding financing arrangements entered into in connection with the described acquisition is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 17, 2013, Trade Street Residential, Inc. (the “Company”), through its operating partnership, Trade Street Operating Partnership, LP, completed the purchase of Woodfield Creekstone, a 256-unit apartment community located in Durham, North Carolina, from an unrelated third party, CRP/WF Creekstone, LLC, for $35.8 million. The property began leasing in August 2012 and was 92.6% leased and 83.6% occupied at closing. The Company funded the acquisition with $12.55 million of cash proceeds from its public offering of common stock and a mortgage loan from the New York Life Insurance Company in the amount of $23.25 million with a 10-year term and a fixed interest rate of 3.88%. Repayment of the mortgage loan is interest only for the first three years, with principal and interest payments based on a 30-year amortization thereafter.

The loan documents contain customary terms and conditions, including, without limitation, customary events of default and acceleration upon default, including defaults in the payment of principal or interest, defaults in compliance with the covenants and bankruptcy or other insolvency events. The loan may be prepaid after July 10, 2015 upon notice and payment of a make-whole fee.

The foregoing description of the terms of the loan documents does not purport to be complete and is qualified in its entirety by reference to the full text of the deed of trust and promissory note, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information discussed under Item 2.01 of this Current Report on Form 8-K regarding financing arrangements entered into in connection with the described acquisition is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 20, 2013, the Company issued a press release announcing the acquisitions of Woodfield Creekstone and Woodfield St. James. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements that are required to be filed in connection with the acquisition of Woodfield Creekstone, as discussed in Item 2.01 of this Current Report on Form 8-K, will be filed by amendment not later than 71 days after the date on which this initial 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information that is required to be filed in connection with the acquisition of Woodfield Creekstone, as discussed in Item 2.01 of this Current Report on Form 8-K, will be filed by amendment not later than 71 days after the date on which this initial 8-K is required to be filed.

(d) Exhibits.

10.1	Deed of Trust, Assignment of Leases and Rents and Security Agreement and Fixture Filing by TS Creekstone, LLC to The Fidelity Company for the benefit of New York Life Insurance Company, dated May 17, 2013

10.2	Promissory Note by TS Creekstone, LLC to New York Life Insurance Company, dated May 17, 2013

99.1	Press Release issued by the Company on May 20, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trade Street Residential, Inc.

Date: May 20, 2013	By:	/s/ Bert Lopez
Bert Lopez Chief Financial Officer, Chief Operating Officer and Secretary